EXHIBIT 10.1

EXECUTION VERSION

AE ESCROW CORPORATION
(a Delaware corporation)
AVIS BUDGET GROUP, INC.
(a Delaware corporation)

$250,000,000 9.75% Senior Notes due 2020

Purchase Agreement

As of September 21, 2011

Morgan Stanley & Co. LLC

As Representative of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

AE Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and a direct, wholly owned subsidiary of Avis Budget Car Rental, LLC, a Delaware limited liability company ("ABCR"), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $250,000,000 principal amount of its 9.75% Senior Notes due 2020 (the "Securities").  The Securities will be issued pursuant to an Indenture to be dated as of October 3, 2011 (the "Indenture") between the Escrow Issuer and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

The Securities are being issued and sold in connection with the acquisition (the “Acquisition”) by ABCR of Avis Europe plc, a company organized and existing under the laws of England and Wales (“Avis Europe”), pursuant to the Implementation Agreement between Avis Europe and AE Consolidation Limited, a company organized and existing under the laws of England and Wales and a wholly-owned subsidiary of ABCR, dated as of June 14, 2011 (the “Implementation Agreement”).  The net proceeds of the offering of the Securities will be used to fund a portion of the purchase price for the Acquisition and related transactions. Consideration for the Acquisition is expected to be posted to the shareholders of Avis Europe on the Completion Date (as defined below).

Prior to the Completion Date, the gross proceeds of the offering of the Securities will be held in escrow pending the satisfaction of the conditions to release the funds from the Escrow Account (as defined below) as set forth in the Escrow Agreement (as defined below) (the date of the satisfaction of such conditions, the “Completion Date”). On or prior to the Closing Date (as defined in Section 2 below), Avis Budget Group, Inc. (the “Indirect Parent”) and the Escrow Issuer will execute an escrow agreement, in the form and substance to be agreed among the Indirect Parent, the Escrow Issuer, you, the Trustee and The Bank of Nova Scotia Trust Company of New York, as escrow agent (the “Escrow Agent”), which shall conform in all material respects with the description thereof included in the Time of Sale Information and the Offering Memorandum (the “Escrow Agreement”), and the Indirect Parent and/or the Escrow Issuer will deposit or cause to be deposited with the Escrow Agent, in the account specified in the Escrow Agreement (the “Escrow Account”) the gross proceeds of the offering of the Securities (including an amount equal to the Initial Purchasers’ Discount (as defined below)), together with an additional $4,875,000, such that the funds so deposited in the Escrow Account (the “Escrowed Funds”) are in an amount sufficient to redeem the Securities in cash at a redemption price of 100% of the gross proceeds of the Securities, plus accrued and unpaid interest on the Securities from the Closing Date through (but not including) December 15, 2011.  The Securities will be redeemed pursuant to a special mandatory redemption at a redemption price equal to 100% of the issue price of the Securities, plus accrued and unpaid interest on the Securities from the Closing Date through the date of redemption in the event that (a) the Escrow Agent has not received, at or prior to 11:00 a.m. (New York City time) on December 13, 2011, an Officer’s Certificate from the Escrow Issuer and Indirect Parent confirming that the conditions to the release of the Escrowed Funds have been satisfied or if (b) prior to such date, the Escrow Agent has received an Officer’s Certificate from each of the Escrow Issuer and Indirect Parent that the Implementation Agreement has been terminated or that the conditions to the release of the Escrowed Funds will not be satisfied.  The Escrow Agreement shall provide that the Escrowed Funds shall only be released pursuant to the terms of the Escrow Agreement.

On the Completion Date, each of ABCR and Avis Budget Finance, Inc., a Delaware corporation and a wholly-owned subsidiary of ABCR ("Avis Finance" and collectively with ABCR, the "Company"), Avis Budget Holdings, LLC, a Delaware limited liability company (the “Direct Parent”) and each of the entities listed in Schedule 2 hereto (collectively with the Indirect Parent and Direct Parent, the “Guarantors”) shall execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit D, whereby the Company and each such Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto.  The representations, warranties, authorizations, acknowledgements, covenants and agreements under this Agreement of each Note Party that enters into the Joinder Agreement shall not become effective until the execution by each of them of the Joinder Agreement, at which time such representations, warranties, authorizations, acknowledgments, covenants and agreements shall become effective as if made on the date hereof pursuant to the terms of the Joinder Agreement, and the Securities and the obligations under the Indenture shall be assumed by the Company and the Securities shall be fully and unconditionally guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”); it being understood that the representations, warranties, authorizations, acknowledgements, covenants and agreements of Indirect Parent (including, without limitation, when using the terms “Guarantor” or “Guarantors”) shall be effective on the date hereof.

References to the “Issuer” refer (x) before the execution and delivery of the Joinder Agreement by the Company, solely to Escrow Issuer and (y) following the execution and delivery of the Joinder Agreement by the Company, to the Company.  References to the “Note Parties” shall at all times refer collectively to the Escrow Issuer, the Company and the Guarantors.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom.  The Escrow Issuer and the Indirect Parent have prepared a preliminary offering memorandum dated September 14, 2011 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, the Escrow Issuer, the Guarantors and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Escrow Issuer to the Initial Purchasers pursuant to the terms of this Agreement.  The Indirect Parent and the Issuer hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.  References herein to the "Preliminary Offering Memorandum," the "Time of Sale Information" and the "Offering Memorandum" (each as defined below) shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form to be agreed to by the Representative, Issuer and Indirect Parent, which shall conform in all material respects with the description thereof included in the Time of Sale Information and the Offering Memorandum (the "Registration Rights Agreement"), pursuant to which the Issuer and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

On the Completion Date, (x) the Company and each Guarantor shall enter into a supplemental indenture to the Indenture, a form of which is attached to the Indenture (the “Supplemental Indenture”), pursuant to which it will become a party to the Indenture and the Company will assume all obligations of the Escrow Issuer under the Securities and (y) the Company and each Guarantor other than Indirect Parent shall enter into a joinder to the Registration Rights Agreement, a form of which is attached to the Registration Rights Agreement (the “Registration Rights Agreement Joinder”).

The Issuer and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.  (a)  The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 100% of the aggregate principal amount of the Securities minus 2.25% (the “Initial Purchasers’ Discount”) of the aggregate principal amount of the Securities; provided that the Initial Purchasers’ Discount shall not be deducted from the payment for the Securities on the Closing Date and the amount thereof shall instead be deposited in the Escrow Account  and be paid as provided in Section 2(c).  The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of its initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f)(i) and 6(g), counsel for the Issuer and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Issuer and Indirect Parent acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Issuer and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm's length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuer, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuer, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuer, the Guarantors or any other person.

2. Payment and Delivery.  (a)  Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on October 3, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuer may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the "Closing Date".

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Account against delivery to the nominee of The Depository Trust Company, for the respective accounts of the several Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(c) The Escrow Agreement shall provide that, on the Completion Date, an amount equal to the Initial Purchasers’ Discount shall be paid by wire transfer of immediately available funds to the Initial Purchasers from the Escrow Account.

(d) If the Securities are subject to the Special Mandatory Redemption, on the date of the Special Mandatory Redemption the Escrowed Funds shall be applied to pay for the Special Mandatory Redemption and shall not be applied to pay the Initial Purchasers the Initial Purchasers’ Discount.

3. Representations and Warranties of the Issuer and the Guarantors.  The Issuer and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors  make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Additional Written Communications.  Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Note Parties (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Note Parties or their respective agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below), an "Issuer Written Communication") other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a pricing supplement substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, (iv) each electronic road show and (v) any other written communication approved in writing in advance by the Representative.  Each such Issuer Written Communication, when taken together with all other Issuer Written Communications used on or prior to the date of first use of such Issuer Written Communication and the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents.  The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, to the extent filed with the Commission conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements.  The financial statements and the related notes thereto of the Indirect Parent, the Company and their respective subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Indirect Parent, the Company and their respective subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods covered thereby; and the other financial information relating to Indirect Parent, the Company and their respective subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Indirect Parent, the Company and their respective subsidiaries and presents fairly in all material respects the information shown thereby; and the assumptions underlying the pro forma financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum are reasonable, have been properly applied to the historical amounts in the compilation of those statements and are set forth in each of the Time of Sale Information and the Offering Memorandum .

(e) Financial Statements of Avis Europe.  To the knowledge of the Issuer and the Guarantors, the financial statements and the related notes thereto of Avis Europe and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of Avis Europe and its respective subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), applied on a consistent basis throughout the periods covered thereby; and the other financial information relating to Avis Europe and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of Avis Europe and its subsidiaries and presents fairly in all material respects the information shown thereby.

(f) No Material Adverse Change.  Since June 30, 2011, (i) there has not been any material change in the capital stock or long-term debt of the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Indirect Parent, the Company or Avis Europe on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or business prospects of the Indirect Parent, the Company, Avis Europe and their subsidiaries taken as a whole; (ii) none of the Indirect Parent, the Company, Avis Europe or any of their subsidiaries has entered into any transaction or agreement that is material to the Indirect Parent, the Company, Avis Europe and their respective subsidiaries taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Indirect Parent, the Company, Avis Europe and their respective subsidiaries taken as a whole; and (iii) none of the Indirect Parent, the Company, Avis Europe or any of their subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(g) Organization and Good Standing.  The Issuer, the Guarantors, Avis Europe and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent such terms have meaning in such jurisdictions), are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or business prospects of the Indirect Parent, the Issuer, Avis Europe and their subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their respective obligations under the Transaction Documents (as defined below) (a "Material Adverse Effect").  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3-A to this Agreement. Avis Europe does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 3-B to this Agreement.

(h) Capitalization.  Indirect Parent had an authorized capitalization as of June 30, 2011, as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading "Capitalization" in the "Actual" column; and all the outstanding shares of capital stock or other equity interests of each subsidiary of Indirect Parent and of Avis Europe have been duly authorized and validly issued, and, with respect to subsidiaries of Indirect Parent only, are fully paid and non-assessable (except as otherwise described in each of the Time of Sale Information and the Offering Memorandum) and are owned directly or indirectly by Indirect Parent or Avis Europe, as applicable, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (other than transfer restrictions under applicable securities laws) or any other claim of any third party, except as described in the Time of Sale Information and the Offering Memorandum, and, with respect to Avis Europe, except as are not, in each case, material to the consummation of the Acquisition, the holders of the Securities or Avis Europe’s business.

(i) Due Authorization.  The Escrow Issuer and Indirect Parent have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (in the case of the Escrow Issuer), the Exchange Securities (in the case of the Escrow Issuer), the Registration Rights Agreement and the Escrow Agreement, as applicable (collectively, the "Initial Documents") to which they are a party and to perform their respective obligations hereunder and thereunder; Indirect Parent has full right, power and authority to execute and deliver the Supplemental Indenture (including the Guarantee and Exchange Securities Guarantee set forth therein) and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken. The Company and the Guarantors other than Indirect Parent have full right, power and authority to execute and deliver the Joinder Agreement, the Securities (in the case of the Company), the Supplemental Indenture (including, with respect to the Guarantors, each Guarantee and Exchange Securities Guarantee set forth therein), the Exchange Securities (in the case of the Company) and the Registration Rights Agreement Joinder, as applicable (collectively, the “Joinder Documents” and, together with the Initial Documents and the Implementation Agreement, the “Transaction Documents”) to which they are a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Joinder Documents and the consummation of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(j) AE Consolidation Limited. AE Consolidation Limited is a wholly-owned subsidiary of ABCR, is a company duly incorporated and in good standing under the laws of  England and Wales and has the corporate power to enter into and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

(k) Avis Europe. Avis Europe is a company duly incorporated and existing under the laws of England and Wales.  Upon consummation of the Acquisition in accordance with the Implementation Agreement, AE Consolidation will own 100% of the issued and outstanding capital stock of Avis Europe.

(l) The Indenture.  The Indenture has been duly authorized by the Escrow Issuer and the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture (and from the Completion Date, the Indenture as supplemented by the Supplemental Indenture) will constitute a valid and legally binding agreement of the Escrow Issuer (and, from the Completion Date, of the Company and each of the Guarantors) enforceable against the Escrow Issuer (and, from the Completion Date, against the Company and each of the Guarantors) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture (and, on the Completion Date, the Indenture as supplemented by the Supplemental Indenture) will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder, except as described in the Time of Sale Information and the Offering Memorandum.

(m) The Securities and the Guarantees.  The Securities have been duly authorized by the Escrow Issuer and the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Escrow Issuer (and, from the Completion Date, of the Company) enforceable against the Escrow Issuer  (and, from the Completion Date, against the Company) in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the

Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein and when the Supplemental Indenture has been duly executed and delivered, will be valid and legally binding obligations of, and enforceable against, each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) The Exchange Securities.  On the Closing Date, the Exchange Securities (including the related guarantees (the "Exchange Securities Guarantees")) will have been duly authorized for issuance by the Escrow Issuer, the Company, each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Indenture and the Registration Rights Agreement, the Exchange Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, as issuer, and each of the Guarantors, as guarantor, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) Purchase Agreement and Joinder Agreement. This Agreement has been duly authorized, executed and delivered by the Escrow Issuer and the Indirect Parent. The Joinder Agreement has been duly authorized by the Company and each of the Guarantors other than Indirect Parent and, on the Completion Date, will be duly executed and delivered by the Company and the Guarantors other than Indirect Parent.  When the Purchase Agreement has been duly executed and delivered in accordance with its terms by each of the other parties thereto, this Agreement (and when the Joinder Agreement has been duly executed and delivered by the parties thereto on the Completion Date, this Agreement as supplemented by the Joinder Agreement) will constitute a valid and legally binding agreement of the Escrow Issuer and the Indirect Parent (and, on the Completion Date, of the Company and each of the Guarantors) enforceable against the Escrow Issuer and the Indirect Parent (and, on the Completion Date, against the Company and each of the Guarantors) in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(p) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Escrow Issuer, the Company, each of the Guarantors and, on the Closing Date, will be duly executed and delivered by the Escrow Issuer and Indirect Parent (and, on the Completion Date, the Registration Rights Agreement Joinder will be duly executed and delivered by the Company and each of the Guarantors other than Indirect Parent) and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, the Registration Rights Agreement (and, on the Completion Date, the Registration Rights Agreement as supplemented by the Registration Rights Agreement Joinder) will constitute a valid and legally binding agreement of the Escrow Issuer and Indirect Parent (and, on the Completion Date, of the Company and each of the Guarantors) enforceable against the Escrow Issuer and Indirect Parent (and, on the Completion Date, against the Company and each of the Guarantors) in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(q) Escrow Agreement; Ownership of Escrowed Funds.  The Escrow Agreement has been duly authorized by the Escrow Issuer and the Indirect Parent and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Escrow Issuer and the Indirect Parent enforceable against the Escrow Issuer and the Indirect Parent in accordance with its terms, subject to the Enforceability Exceptions.  On the Closing Date, the Escrow Agreement will be effective to grant a valid and enforceable first priority security interest, in favor of the Escrow Agent for the benefit of the Trustee and the holders of the Securities, in the Escrow Issuer’s right, title and interest in the Escrowed Funds.

(r) Implementation Agreement.  The Implementation Agreement has been duly authorized, executed and delivered by each of Avis Europe and AE Consolidation Limited and constitutes a valid and legally binding agreement of each of Avis Europe and AE Consolidation Limited, enforceable against each of Avis Europe and AE Consolidation Limited in accordance with its terms, subject to the Enforceability Exceptions.

(s) Descriptions of the Transaction Documents.  Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(t) No Violation or Default.  None of the Note Parties, Avis Europe nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries is a party or by which the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries is bound or to which any of the property or assets of the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No Conflicts.  The execution, delivery and performance by the Note Parties of each of the Transaction Documents, as applicable, to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the compliance by the Note Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Indirect Parent, the Company, Avis Europe or any of their subsidiaries (other than any lien, charge or encumbrance created, imposed or intended to be created or imposed by the Transaction Documents) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries is a party or by which the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries is bound or to which any of the property or assets of the Indirect Parent, the Company, Avis Europe or any of their subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries or any of the Guarantors; or (iii) assuming the accuracy of, and the Initial Purchasers' compliance with, the representations, warranties and agreements of the Initial Purchasers herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, lien, charge, encumbrance or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No Consents Required.  Assuming the accuracy of, and the Initial Purchasers' compliance with, the representations, warranties and agreements of the Initial Purchasers herein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Note Parties of each of the Transaction Documents, as applicable, to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Note Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or as may be required (i) to consummate the Acquisition, as contemplated by the Implementation Agreement and as listed in Schedule 4 hereto, (ii) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (iii) with respect to the Exchange Securities (including the Exchange Securities Guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement or (iv) that if not obtained or made could not reasonably be expected to have a Material Adverse Effect.

(w) Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Indirect Parent, the Issuer, Avis Europe or any of their respective subsidiaries is or may be a party or to which any property of the Indirect Parent, the Issuer, Avis Europe or any of their subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Indirect Parent, the Issuer, Avis Europe or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the best knowledge of the Issuer and each of the Guarantors, threatened or, to the best knowledge of the Issuer and each of the Guarantors (without having undertaken any independent inquiry outside of the Issuer and each of the Guarantors), contemplated by any governmental or regulatory authority or by others.

(x) Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Indirect Parent, the Company and their subsidiaries, is an independent registered public accounting firm with respect to the Indirect Parent, the Company and their subsidiaries within the applicable rules and regulations adopted by the Commission and the

Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y) Title to Real and Personal Property.  The Indirect Parent, the Company, Avis Europe and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Indirect Parent, the Company, Avis Europe and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are permitted under the Company's senior credit agreement with JPMorgan Chase Bank, N.A. and the other parties thereto, dated as of April 19, 2006, as amended; (ii) do not materially interfere with the use made and proposed to be made of such property by the Indirect Parent, the Company, Avis Europe and their respective subsidiaries; or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Title to Intellectual Property.  The Indirect Parent, the Company, Avis Europe and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses except where the failure to own or possess such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses does not, and will not, conflict in any respect with any such rights of others except which conflict could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Indirect Parent, the Company, Avis Europe and their respective subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(aa) No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Indirect Parent, the Company, Avis Europe or any of their subsidiaries (to the knowledge of Issuer and Indirect Parent with respect to Avis Europe and its subsidiaries), on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(bb) Investment Company Act.  None of the Note Parties, Avis Europe nor any of their subsidiaries is, and solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

(cc) Taxes.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Indirect Parent, the Company, Avis Europe and their respective subsidiaries have paid all federal, state, local and foreign taxes, other than those being contested in good faith and by appropriate proceedings so long as there are adequate reserves for such taxes, and have filed all tax returns required to be paid or filed through the date hereof; and (ii) except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries or any of their respective properties or assets.

(dd) Licenses and Permits.  The Indirect Parent, the Company, Avis Europe and their respective subsidiaries possess such licenses, certificates, permits and other authorizations issued by, and have made such declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, none of the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(ee) No Labor Disputes.  No labor disturbance by or dispute with employees of the Indirect Parent, the Company, Avis Europe or any of their subsidiaries exists or, to the best knowledge (without having undertaken any independent inquiry outside of the Company and Indirect Parent) of the Issuer and each of the Guarantors, is contemplated or threatened and neither the Issuer nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Indirect Parent's, the Company 's, Avis Europe’s or any of their respective subsidiaries' principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(ff) Compliance With Environmental Laws.  (i) The Indirect Parent, the Company, Avis Europe and their respective subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Indirect Parent, the Company, Avis Europe or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending (with respect to Avis Europe, to the knowledge of the Issuer and Indirect Parent), or that are known to be contemplated, against the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Indirect Parent, the Company, Avis Europe and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg) Compliance With ERISA.  Except as described in each of the Time of Sale Information and the Offering Memorandum, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to ERISA, for which the Indirect Parent, the Company or any member of their "Controlled Groups" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) would have any liability (each, a "Plan") has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; and (iv) for each Plan that is subject to the funding rules of ERISA or the Code, the fair market value of the assets of each such Plan is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan).

(hh) Disclosure Controls.  The Indirect Parent and its subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Indirect Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Indirect Parent's management as appropriate to allow timely decisions regarding required disclosure.  The Indirect Parent and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as and when required by Rule 13a-15 of the Exchange Act.

(ii) Accounting Controls.  The Indirect Parent and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act)

that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Indirect Parent's and its respective subsidiaries' internal controls.

(jj) No Unlawful Payments.  None of the Indirect Parent, the Company any of their respective subsidiaries or, to the knowledge of the Issuer and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Indirect Parent, the Company or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the OECD convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any similar law of any other relevant jurisdictions; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) Insurance.  The Indirect Parent, the Company, Avis Europe and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Indirect Parent’s management reasonably believes are adequate to protect the Indirect Parent, the Company, Avis Europe and their respective subsidiaries and their respective businesses; and none of the Indirect Parent, Company, Avis Europe or any of their respective subsidiaries has (with respect to Avis Europe and its subsidiaries, to the knowledge of the Issuer and Indirect Parent) (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Compliance with Money Laundering Laws.  The operations of the Indirect Parent, the Company and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Indirect Parent, the Issuer or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Indirect Parent, threatened.

(mm) Compliance with OFAC and Sanctions.  None of the Indirect Parent, the Company, any of their respective subsidiaries or, to the knowledge of the Issuer and each of the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Indirect Parent, the Company or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Solvency.  On and immediately after each of the Closing Date and the Completion Date, the Note Parties (on a consolidated basis after giving effect to the Acquisition, the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent.  As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would result in a judgment that such person is or would become unable to satisfy.

(oo) No Restrictions on Subsidiaries.  No subsidiary of the Indirect Parent, Avis Europe or the Company is currently subject to any material prohibition, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Indirect Parent, Avis Europe or the Company, as applicable, from making any other distribution on such subsidiary's capital stock or membership interests, as applicable, from repaying to the Indirect Parent, Avis Europe or the Company any loans or advances to such subsidiary from the Indirect Parent, Avis Europe or the Company as applicable, or from transferring any of such subsidiary's properties or assets to the Indirect Parent, Avis Europe, the Company or any of their subsidiaries, as applicable, other than as disclosed in the Time of Sale Information and the Offering Memorandum. After giving effect to the Acquisition and repayment of the indebtedness of Avis Europe and its subsidiaries in connection with the consummation of the Acquisition, Avis Europe and its subsidiaries will not be subject to any such prohibitions or restrictions as subsidiaries of ABCR.

(pp) No Broker's Fees.  None of the Indirect Parent, the Company, Avis Europe or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Indirect Parent, the Company, Avis Europe or any of their subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(qq) Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(rr) No Integration.  Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ss) No General Solicitation or Directed Selling Efforts.  None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) directly or indirectly, solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) with respect to those Securities offered or sold in reliance upon Regulation S under the Securities Act ("Regulation S"), engaged in any directed selling efforts within the meaning of Regulation S, and assuming the accuracy of the representations and warranties of the Initial Purchasers herein, all such persons have complied with the offering restrictions requirement of Regulation S.

(tt) Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein (including Annex C hereto) and their compliance with their agreements set forth therein, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the Offering Memorandum, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(uu) No Stabilization.  Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(vv) Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) Statistical and Market Data.  Nothing has come to the attention of the Issuer or any Guarantor that has caused the Issuer or any Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

4. Further Agreements of the Issuer and the Guarantors.  The Issuer and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies.  The Issuer will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or the filing with the Commission any document that will be incorporated by reference therein, the Issuer or Indirect Parent will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or allow to be filed any such document with the Commission to which the Representative reasonably objects; provided that, if in the opinion of the outside counsel of Indirect Parent and the Issuer, such proposed amendment or supplement is required by law, the Indirect Parent and the Issuer can make such amendment or supplement, notwithstanding any such reasonable objection.

(c) Additional Written Communications.  Before using, authorizing, approving or referring to any Issuer Written Communication, the Indirect Parent and the Issuer will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative.  The Indirect Parent and the Issuer will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, such Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Escrow Issuer or by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Indirect Parent and the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Time of Sale Information and the Offering Memorandum.  (1) If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Indirect Parent and the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law; and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Indirect Parent and the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f) Blue Sky Compliance.  The Issuer will cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemption from qualifying or registering) the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications, registrations and exemptions in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market.  During the period from the date hereof through and including the date that is 90 days after the date hereof, none of the Note Parties will, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., offer, sell, contract to sell or otherwise dispose of any debt securities (other than loans pursuant to credit facilities described in the Time of Sale Information and the Offering Memorandum or loans paid off by the Company or any of its subsidiaries in the ordinary course of business) issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(h) Use of Proceeds.  The Company and the Escrow Issuer will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading "Use of proceeds".

(i) Supplying Information.  While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and each of the Guarantors will, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) DTC.   The Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

(k) No Resales by the Company.  The Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act.

(l) No Integration.  Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m) No General Solicitation or Directed Selling Efforts.  None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) with respect to those Securities offered or sold in reliance upon Regulation S, engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n) No Stabilization.  Neither the Issuer nor any of its affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(o) Legended Securities.  Each certificate for a Security will bear the applicable legend(s) contained in "Notice to investors" in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(p) Joinders and Supplemental Indenture.  On the Completion Date, (i) the Company and each of the Guarantors other than Indirect Parent will (A) become party to this Agreement by executing and delivering the Joinder Agreement and (B) become party to the Registration Rights Agreement by executing and delivering the Registration Rights Agreement Joinder and (ii) the Company and each of the Guarantors will become party to the Indenture by executing and delivering the Supplemental Indenture, in each case, assuming the due execution and delivery of such agreement by the other parties thereto.

5. Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum; (ii) a written communication that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum; (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show); (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing; or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers' Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Note Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade.  From and after the Time of Sale and prior to the Closing Date no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Indirect Parent, the Company or any of their subsidiaries by any nationally recognized statistical rating organization.

(c) No Material Adverse Change.  For the period from and after the signing of this Agreement and prior to the Closing Date, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer's Certificate.  The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each of the Note Parties who has specific knowledge of such party's financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct; (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; (iii) to the effect set forth in paragraphs (b) and (c) above; and (iv) confirming which Guarantors, organized or incorporated outside the state of Delaware, are "significant subsidiaries," if any, of the Issuer as such term is defined under Rule 1-02(w) of Regulation S-X promulgated under the Securities Act.

(e) Comfort Letters.  On the date of this Agreement and on the Closing Date, each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporate by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors.  (i) Kirkland & Ellis LLP, counsel for the Note Parties, shall have furnished to the Representative, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in the form attached hereto as Exhibit B (the "Kirkland Opinions"),and (ii) Jean M. Sera, Senior Vice President and Secretary of the Company, shall have furnished to the Representative, at the request of the Issuer, her written opinion, dated the Closing Date and addressed to the Initial Purchasers, in the form attached hereto as Exhibit C (the "Company Opinion").

(g) Additional Opinions with respect to the Guarantors.  The Initial Purchasers shall receive opinions covering the laws of organization or incorporation of those Guarantors organized or incorporated outside the State of Delaware if any such Guarantor is a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X promulgated under the Securities Act, either individually or taken together with other such Guarantors, in form and substance reasonably satisfactory to the Representative.

(h) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees or the Acquisition; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees or the Acquisition.

(j) Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of each Note Party in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuer and each of the Guarantors.

(l) DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m) No Termination of Implementation Agreement. Neither AE Consolidation Limited, on the one hand, nor Avis Europe, on the other hand, shall have terminated the Implementation Agreement or delivered a notice to the other party stating their intent to terminate the Implementation Agreement, nor shall the Implementation Agreement have been amended or modified in any respect that, in the good faith determination of the Indirect Parent, is materially adverse to the Indirect Parent and its subsidiaries (after giving effect to the Acquisition), taken as a whole, or to the holders of the Securities.

(n) Escrow Agreement.  The Initial Purchasers shall have received a copy of the Escrow Agreement which shall have been executed and delivered by a duly authorized officer of the Escrow Issuer, the Indirect Parent and the Escrow Agent.

(o) Deposit of Escrow Funds.  $4,875,000 (in addition to the proceeds from the sale of the Securities) shall have been deposited in the escrow account established pursuant to the Escrow Agreement by the Escrow Issuer or one of its affiliates.

(p) Additional Documents.  On or prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers.  The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use therein

(b) Indemnification of the Issuer and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following: the information contained in (i) the first sentence in the third paragraph, (ii) the fourth and fifth sentences under the eighth paragraph, (iii) the tenth paragraph (which shall be deemed to include the three bullet point sentences immediately thereunder), and (iv) the third and fourth sentences of the eleventh paragraph under the heading "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum.

(c) Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Issuer, the Guarantors, their respective directors and officers and any control persons of the Issuer and the Guarantors shall be designated in writing by ABCR.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the

Indemnified Person in accordance with such request prior to the date of such settlement unless such fees and expenses are being disputed in good faith, and (iii) the Indemnified Person shall have given at least 30 days written notice of its intention to settle.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to or insufficient to hold harmless an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities pursuant to this Agreement and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate initial offering price of the Securities.  The relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability.  The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such

Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse to, and makes it impracticable or inadvisable to proceed with, the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum; or (v) the representation in Section 3(a) is incorrect in any respect.

10. Defaulting Initial Purchaser.  (a)  If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Indirect Parent and the Issuer agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11. Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) 50% of all expenses incurred by the Company in connection with any "road show" presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than pursuant to clause (v) of Section 9 if the Issuer and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Issuer), (ii) the Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers.

14. Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

15. Governing Law Provisions.  (a)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any

Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

16. Miscellaneous.  (a)  Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 (Email: prospectus@morganstanley.com); Attention: Dominick Ruscitti.  Notices to the Company and the Guarantors shall be given to them at One Campus Drive, Parsippany, NJ 07054 (fax: 973-496-5080); Attention: Treasurer.

(c) Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d) Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a "pdf" or "tif") shall be effective as delivery of a manually executed counterpart thereof.

(e) Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
By	AE ESCROW CORPORATION /s/ David T. Calabria
Name: David T. Calabria Title: Vice President and Assistant Treasurer

By	AVIS BUDGET GROUP, INC. /s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first written above.

By	MORGAN STANLEY & CO. LLC For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto. Justin Kotzin
Authorized Signatory